Exhibit 10.1

EXECUTION VERSION

STOCK REPURCHASE AGREEMENT

BY AND AMONG

L BRANDS, INC.,

THE STOCKHOLDERS LISTED ON SCHEDULE I HERETO,

ABIGAIL S. WEXNER (solely for purposes of Sections 4.1 and 4.2 and Article VII)

AND

DENNIS HERSCH (in his capacity as the Stockholder Representative)

Dated as of July 13, 2021

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 13, 2021 by and among L Brands, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule I hereto (collectively, the “Selling Stockholders” and each, a “Selling Stockholder”), Abigail S. Wexner (solely for purposes of Sections 4.1 and 4.2 and Article VII) and Dennis Hersch (in his capacity as the Stockholder Representative).

WHEREAS, the Company and the Selling Stockholders propose to enter into a transaction whereby certain Selling Stockholders shall sell to the Company, and the Company shall purchase from such Selling Stockholders, shares of the Company’s common stock, par value $0.50 per share (“Common Stock”), as set forth in this Agreement (the “Repurchase Transaction”); and

WHEREAS, certain Selling Stockholders propose to sell through an underwritten public offering a number of shares equal to all shares of Common Stock held by such Selling Stockholders and their affiliates as of the date hereof (other than the Selling Stockholder Shares (as defined below) subject to the Repurchase Transaction and up to 5,000,000 shares of Common Stock that certain Selling Stockholders intend to retain) (the “Secondary Offering”).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE

Section 1.1 Repurchase of Common Stock. Under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), certain Selling Stockholders shall sell to the Company in the aggregate ten million (10,000,000) shares of Common Stock (the “Selling Stockholder Shares”) for an aggregate purchase price equal to the Purchase Price (as defined below).

Section 1.2 Closing. The closing (the “Closing”) of the purchase of the Selling Stockholder Shares shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York immediately subsequent to the satisfaction or waiver of the conditions set forth in Articles V and VI herein (the “Closing Date”), by telephonic meeting on such date or at such other time, date or place as the Stockholder Representative and the Company may agree in writing.

Section 1.3 Deliveries.

(a) At the Closing, each Selling Stockholder with an amount greater than zero set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares To Be Sold in Repurchase Transaction” shall deliver or cause to be delivered to the Company (collectively, the “Selling Stockholder Closing Deliveries”):

(i)
the Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares To Be Sold in Repurchase Transaction” to the Company pursuant to such form as the transfer agent for the Common Stock shall require and in form and substance reasonably satisfactory to the Company, free and clear of any Lien (as defined below); and

(ii)	a completed and executed original copy of Internal Revenue Service (the “IRS”) Form W-9.

 (b) At the Closing, the Company shall deliver, or cause to be delivered, to the applicable Selling Stockholders in exchange for the Selling Stockholder Shares an aggregate amount equal to the Purchase Price, payable by wire transfer of immediately available funds to an account or accounts that the Stockholder Representative shall designate in writing at least two business days prior to the Closing Date.  Any allocation (including designation of accounts) of the Purchase Price among the Selling Stockholders shall be the sole responsibility of the Stockholder Representative and the Company shall be entitled to rely on any such allocations (including designation of accounts) and shall have no liability to any Selling Stockholder or other person for any payment made or other action taken in reliance on any such allocations (including designation of accounts).  “Purchase Price” means the product of (a) the price at which each share of Common Stock is sold to the public in the Secondary Offering, less the underwriting discount (the “Secondary Share Price”) multiplied by (b) ten million (10,000,000).

(c) At the Closing, the Selling Stockholders shall deliver, or cause to be delivered, to the Company an amount equal to five million dollars ($5,000,000), which represents an agreed amount in respect of certain expenses incurred by the Company in connection with the Repurchase Transaction, payable by wire transfer of immediately available funds to an account or accounts that the Company shall designate in writing at least two business days prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

Each Selling Stockholder hereby represents and warrants to the Company as follows:

Section 2.1 Title to Selling Stockholder Shares. As of the date hereof, such Selling Stockholder owns the number of shares of Common Stock set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares Held Prior to Repurchase Transaction and Secondary Offering”, free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature (collectively, a “Lien”), which shares collectively constitute all of the shares of Common Stock held (which for purposes of this Agreement shall include shares held of record or beneficially) by the Selling Stockholders and their affiliates, and as of the Closing such Selling Stockholder shall own and shall deliver the Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares To Be Sold in Repurchase Transaction”, free and clear of any and all Liens.

Section 2.2 Authority Relative to this Agreement. Such Selling Stockholder has the requisite trust, corporate or other applicable legal power and authority or legal capacity, as applicable, and is competent, as applicable, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If a trust, corporation or fund, the execution and delivery of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby, including the sale of the Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares To Be Sold in Repurchase Transaction”, has been duly authorized by all requisite trust action or corporate action or other applicable legal action, as applicable, and no other trust proceedings or corporate proceedings or other applicable legal proceedings, as applicable, on the part of such Selling Stockholder are necessary to authorize this Agreement or for such Selling Stockholder to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Selling Stockholder and constitutes the valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 2.3 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by such Selling Stockholder for the execution, delivery or performance by such Selling Stockholder of this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby.

Section 2.4 Receipt of Information. Such Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to dispose of its Selling Stockholder Shares. Such Selling Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Company’s purchase of the Selling Stockholder Shares and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them or to which they had access. Such Selling Stockholder and its counsel has also had an opportunity to participate in the diligence process related to the Secondary Offering. Such Selling Stockholder has not received, and is not relying on, any representations or warranties from the Company, other than as provided herein.

Section 2.5 Tax Matters.  Immediately after the Closing, if such Selling Stockholder is selling any shares of Common Stock pursuant to the Repurchase Transaction, such Selling Stockholder will own, actually and constructively, for purposes of Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), a number of shares of Common Stock that is less than 80% of the number of shares of Common Stock that such Selling Stockholder owned (actually and constructively, for such purposes) immediately before the Secondary Offering and the Repurchase Transaction and, accordingly, the Company’s purchase, on the terms and subject to the conditions set forth herein, from such Selling Stockholder of the Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares To Be Sold in Repurchase Transaction” constitutes a payment in exchange for stock described in Section 302(b)(2) of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Selling Stockholders as follows:

Section 3.1 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, including the purchase of the Selling Stockholder Shares, have been duly authorized by the Company’s board of directors, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 3.2 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

Section 3.3 Funds. The Company will have as of the Closing sufficient cash available to pay the Purchase Price to the applicable Selling Stockholders on the terms and conditions contained herein.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Additional Agreements. The parties acknowledge and agree that upon the consummation of the Secondary Offering and the Repurchase Transaction, the Registration Rights Agreement, dated as of March 17, 2021, by and among the Company, Leslie H. Wexner and Abigail S. Wexner, shall terminate pursuant to Section 3.1 thereto.  On the date of (and prior to) the consummation of the distribution by the Company of all of the outstanding stock of Victoria’s Secret & Co. to the stockholders of the Company, each Selling Stockholder and Abigail S. Wexner shall deliver a representation letter to the Company in substantially the form attached hereto as Exhibit A. The parties shall and shall cause their respective subsidiaries, as applicable, to take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the Company or the Stockholder Representative, as applicable, may reasonably require from time to time in order to carry out the purposes of this Agreement.

Section 4.2 Public Announcements. Except as may be required by applicable law, no party hereto nor any of its affiliates shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the Company or the Stockholder Representative, as applicable, as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent the Company from promptly making any filings with any governmental entity (including, for the avoidance of doubt, the U.S. Securities and Exchange Commission) or disclosures with the stock exchange, if any, on which the Company’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and the parties acknowledge and agree that the Company shall announce the Repurchase Transaction and the Secondary Offering via press release in substantially the form provided to the Stockholder Representative.

Section 4.3 Withholding. The Company shall be entitled to deduct and withhold from the Purchase Price any amounts required to be deducted or withheld under applicable law; provided, however, that, except to the extent the necessity for any such deduction or withholding arises by reason of the failure of any Selling Stockholder to deliver the documentation required under Section 1.3(a)(ii), the Company shall notify the applicable Selling Stockholder of its intention to deduct and withhold such amounts and the reason therefor no later than three (3) days prior to such withholding and shall cooperate with the applicable Selling Stockholder in good faith to reduce the amount of, or eliminate the necessity for, such withholding. To the extent that amounts are so deducted or withheld and timely remitted to the proper taxing authority, such deducted or withheld and timely remitted amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the person in respect of which such deduction or withholding was made.

Section 4.4 Tax Treatment. Each of the Selling Stockholders and the Company agrees to treat, for U.S. federal income tax purposes, the Company’s purchase, on the terms and subject to the conditions set forth herein, from each applicable Selling Stockholder of the Selling Stockholder Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto under the heading “Number of Shares To Be Sold in Repurchase Transaction” as a payment in exchange for stock described in Section 302(b)(2) of the Code and shall file all tax returns (including information returns) in a manner consistent with such treatment and shall not take any contrary position unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

ARTICLE V

CONDITIONS TO CLOSING OF THE COMPANY

The obligation of the Company to purchase the Selling Stockholder Shares at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 5.1 Representations and Warranties. Each representation and warranty made by each Selling Stockholder in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each Selling Stockholder on or prior to the Closing Date shall have been performed or complied with by such Selling Stockholder in all material respects.

Section 5.3 Closing Certificate. The Stockholder Representative, on behalf of the Selling Stockholders, shall have delivered to the Company a certificate, dated as of the Closing Date and signed by the Stockholder Representative, certifying to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

Section 5.4 Certificates and Documents. Each Selling Stockholder shall have delivered at or prior to the Closing to the Company or its designee such Selling Stockholder’s Selling Stockholder Closing Deliveries.

Section 5.5 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith such that the number of shares of Common Stock held by the Selling Stockholders and their affiliates (including Abigail S. Wexner) following the Secondary Offering and the Repurchase Transaction would be no greater than 5,000,000 shares of Common Stock.

ARTICLE VI

CONDITIONS TO CLOSING OF THE SELLING STOCKHOLDERS

The obligation of the applicable Selling Stockholders to sell the Selling Stockholder Shares to the Company at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 6.1 Representations and Warranties. Each representation and warranty made by the Company in Article III above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

Section 6.3 Certificate. The Company shall have delivered to the Stockholder Representative a certificate, dated as of the Closing Date and signed by an authorized signatory of the Company, certifying to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

Section 6.4 Purchase Price. The Company shall have delivered to the applicable Selling Stockholders or their designee or designees the Purchase Price, payable by wire transfer of immediately available funds to the account or accounts that the Stockholder Representative shall designate at least two business days prior to the Closing Date.

Section 6.5 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith such that the number of shares of Common Stock held by the Selling Stockholders and their affiliates (including Abigail S. Wexner) following the Secondary Offering and the Repurchase Transaction would be no greater than 5,000,000 shares of Common Stock.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing, by mutual written consent of the Stockholder Representative and the Company or (ii) at the election of the Stockholder Representative or the Company by written notice to the Company or the Stockholder Representative, respectively, after 5:00 p.m., New York time, on July 20, 2021 if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Stockholder Representative and the Company; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to (a) the Stockholder Representative if any Selling Stockholder failed to perform or observe in any material respect any of its obligations under this Agreement in any manner that shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date or (b) the Company if the Company failed to perform or observe in any material respect any of its obligations under this Agreement in any manner that shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date.

Section 7.2 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the Stockholder Representative and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 7.4 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.5 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the Stockholder Representative or the Company, as applicable.

Section 7.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.7 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement, including any covenants or agreements that require actions to be taken following the Closing, are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

L Brands, Inc.
Three Limited Parkway
Columbus, Ohio 43230
Attention: Michael C. Wu

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Jacob A. Kling, JAKling@wlrk.com

If to any of the Selling Stockholders, Abigail S. Wexner or to the Stockholder Representative:

N.A. Property, Inc.
8000 Walton Parkway
Suite 1000
New Albany, Ohio 43054
Attention:  Dennis Hersch, dennish@naproperty.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges
767 5th Avenue
New York, NY 10153
Attention: Michael J. Aiello, michael.aiello@weil.com

Section 7.9 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the law of any other jurisdiction. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or, in the event (but only in the event) that the Court of Chancery declines to accept jurisdiction over a particular matter, any court of the United State located in the State of Delaware, solely and specifically for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.9, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b) Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by each of the parties to jurisdiction and service contained in this Section 7.9 is solely for the purpose referred to in this Section 7.9 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 7.10 Stockholder Representative. Dennis Hersch shall act as the representative (the “Stockholder Representative”) for all Selling Stockholders and Abigail S. Wexner (as applicable) hereunder, and each Selling Stockholder and Abigail S. Wexner hereby acknowledges and agrees that the Stockholder Representative shall have full power, authority and discretion to take (or refrain from taking) any and all actions and execute and deliver any and all documents, including any amendments or supplements to this Agreement, as it deems necessary or desirable, in its sole discretion, on their behalf, and each Selling Stockholder and Abigail S. Wexner (as applicable) shall be bound by any such action taken, document executed or other determination by the Stockholder Representative, and the Company shall be entitled to fully rely on any action taken or not taken by the Stockholder Representative on behalf of the Selling Stockholders and Abigail S. Wexner (as applicable).

Section 7.11 Expenses. Except as otherwise provided in this Agreement (including as provided in Section 1.3(c)), all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the Repurchase Transaction shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. When used in this Agreement, “person” shall mean any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, other entity or unincorporated organization or government or other agency or political subdivision thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase Agreement to be duly executed and delivered as of the date first above written.

L BRANDS, INC.

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Senior Vice President and Treasurer

ABIGAIL S. WEXNER (solely for purposes of Sections 4.1 and 4.2 and Article VII)

By:	/s/ Abigail S. Wexner

STOCKHOLDER REPRESENTATIVE

By:	/s/ Dennis Hersch
Name: Dennis Hersch

THE BEECH TRUST

By:	/s/ Dennis Hersch
Name: Dennis Hersch
Title: Attorney-in-Fact

THE LINDEN EAST TRUST

By:	/s/ Dennis Hersch
Name: Dennis Hersch
Title: Trustee

THE LINDEN WEST TRUST

By:	/s/ Dennis Hersch
Name: Dennis Hersch
Title: Trustee

LESLIE WEXNER

By:	/s/ Dennis Hersch
Name: Dennis Hersch
Title: Attorney-in-Fact

THE WEXNER FAMILY CHARITABLE FUND

By:	/s/ Dennis Hersch
Name: Dennis Hersch
Title: Attorney-in-Fact

CEDAR TRUST
By: J.P. Morgan Trust Company of Delaware
Title: Trustee and Administrative Trustee

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Associate

PINE TRUST
By: J.P. Morgan Trust Company of Delaware
Title: Trustee and Administrative Trustee

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Associate

ROSE TRUST
By: J.P. Morgan Trust Company of Delaware
Title: Trustee and Administrative Trustee

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Associate

WILLOW TRUST
By: J.P. Morgan Trust Company of Delaware
Title: Trustee and Administrative Trustee

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Associate

LINDEN EAST II
By: J.P. Morgan Trust Company of Delaware
Title: Trustee and Administrative Trustee

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Associate

LINDEN WEST II
By: J.P. Morgan Trust Company of Delaware
Title: Trustee and Administrative Trustee

By:	/s/ Thomas Scott
Name: Thomas Scott
Title: Associate

Schedule I

Selling Stockholder	Number of Shares Held Prior to Repurchase Transaction and Secondary Offering	Number of Shares To Be Sold in Repurchase Transaction
Leslie H. Wexner	28,001,096	10,000,000
The Linden East Trust	127,567	0
The Linden West Trust	3,611,181	0
The Beech Trust	141,515	0
Linden East II	352,941	0
Linden West II	352,941	0
Pine Trust	343,166	0
Willow Trust	343,166	0
Cedar Trust	343,166	0
Rose Trust	343,166	0
The Wexner Family Charitable Fund	1,081,741	0